                                                               EXECUTION VERSION

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                          PLEDGE AND SECURITY AGREEMENT

                          Dated as of December 31, 2004

                                 by and between

                                   ORMESA LLC,
                      a Delaware limited liability company

                                       and

                         UNION BANK OF CALIFORNIA, N.A.,
                       in its capacity as Collateral Agent

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                          PLEDGE AND SECURITY AGREEMENT

         This PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of
December 31, 2004, is made by and between ORMESA LLC, a Delaware limited liability company (together with its permitted successors and assigns, the
"Obligor"), and UNION BANK OF CALIFORNIA, N.A., in its capacity as the
Collateral Agent for the Noteholders described below (in such capacity, the
"Collateral Agent").

                                R E C I T A L S:

         A. Ormat Funding Corp., a Delaware corporation (the "Note Issuer"),
Union Bank of California, N.A., in its capacity as the Trustee, Obligor, and
ORNI 1 LLC, a Delaware limited liability company, ORNI 2 LLC, a Delaware limited liability company, ORNI 7 LLC, a Delaware limited liability company, OrMammoth,
Inc., a Delaware corporation, Brady Power Partners, a Nevada general partnership, Steamboat Development Corp., a Utah corporation, and Steamboat
Geothermal LLC, a Delaware limited liability company (collectively with the
Obligor, the "Subsidiary Guarantors"), have entered into the Indenture, dated as of February 13, 2004 (the "Indenture"), pursuant to which the Note Issuer issued the 8.25% Senior Secured Notes (collectively, the "Notes"), and Union Bank of
California, N.A. was appointed the Trustee on behalf of the holders of the Notes
(collectively, the "Noteholders").

         B. The date hereof is the Ormesa Support Date (as defined in the
Indenture) and pursuant to Section 4.38 of the Indenture Obligor is required to provide a lien on substantially all of its property in favor of the Collateral
Agent.

         C. Obligor will derive substantial direct and indirect benefit from the
Notes.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Obligor hereby agrees with Collateral Agent as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.01. Certain Defined Terms.

                  (a) Each capitalized term used and not otherwise defined
         herein shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in Article I of the
         Indenture. The Rules of Construction set forth in Section 1.04 of the
         Indenture are hereby incorporated by reference as if fully set forth herein.

                  (b) In addition to the terms defined in the Indenture, the preamble and the recitals, the following terms shall have the following respective meanings:

         "Account" has the meaning assigned to the term "account" in the Uniform
Commercial Code.

         "Bank" has the meaning assigned to the term "bank" in the Uniform
Commercial Code.

         "Capital Stock" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) the common or preferred equity or equity or preference share capital of such Person, including, without limitation, partnership interests and limited liability company membership interests.

         "Certificated Security" has the meaning assigned to the term
"certificated security" in the Uniform Commercial Code.

         "Chattel Paper" has the meaning assigned to the term "chattel paper" in the Uniform Commercial Code.

         "Collateral" has the meaning assigned to that term in Section 2.01.

         "Collateral Accounts" has the meaning assigned to that term in the
Depositary Agreement.

         "Commercial Tort Claim" has the meaning assigned to the term
"commercial tort claim" in the Uniform Commercial Code.

         "Control" with respect to Deposit Accounts, Investment Property,
Electronic Chattel Paper or Letter-of-Credit Rights, means "control" as such term is used with respect to such types of Collateral in the Uniform Commercial
Code.

         "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by Obligor.

         "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii)
otherwise accruing under or pertaining to any of the foregoing throughout the world.

         "Deposit Account" has the meaning assigned to the term "deposit account" in the Uniform Commercial Code.

         "Discharge Date" shall mean the date when the outstanding principal of the notes and other amounts payable to the Noteholders under the Indenture have been paid in full.

         "Document" has the meaning assigned to the term "document" in the
Uniform Commercial Code.

         "Electronic Chattel Paper" has the meaning assigned to the term
"electronic chattel paper" in the Uniform Commercial Code.

         "Equipment" has the meaning assigned to the term "equipment" in the
Uniform Commercial Code.

         "Fixtures" has the meaning assigned to the term "fixtures" in the
Uniform Commercial Code.

         "General Intangibles" has the meaning assigned to the term "general intangibles" in the Uniform Commercial Code.

         "Goods" has the meaning assigned to the term "goods" in the Uniform
Commercial Code.

         "Instrument" has the meaning assigned to the term "instrument" in the
Uniform Commercial Code.

         "Intellectual Property" shall mean all Copyright Collateral, all Patent
Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know how and trade secrets; (b) all licenses or user or other agreements granted to Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used, (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all Governmental Approvals now held or hereafter obtained by Obligor in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by Obligor in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by Obligor on a worldwide basis.

         "Inventory" has the meaning assigned to the term "inventory" in the
Uniform Commercial Code.

         "Investment Property" has the meaning assigned to the term "investment property" in the Uniform Commercial Code.

         "Letter-of-Credit Right" has the meaning assigned to the term
"letter-of-credit right" in the Uniform Commercial Code.

         "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title to any such property is governed by a certificate of title or ownership.

         "Ownership Collateral" has the meaning assigned to that term in Section
2.01(a)(iii).

         "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by Obligor.

         "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

         "Payment Intangible" has the meaning assigned to the term "payment intangible" in the Uniform Commercial Code.

         "Pledged Ownership Interests" has the meaning assigned to that term in
Section 2.0l(a)(i).

         "Proceeds" has the meaning assigned to the term "proceeds" in the
Uniform Commercial Code.

         "Secured Obligations" shall mean any and all indebtedness, liabilities, and other obligations of the Note Issuer, Obligor and the Subsidiary Guarantors
(including, but not limited to, all such obligations in respect of principal, interest (including post-petition interest), fees, indemnities, costs and other expenses, whether due after acceleration or otherwise and whether incurred before or after a bankruptcy of Obligor), of whatever nature and however evidenced, owed to the Secured Parties under or pursuant to the Indenture and each other Transaction Document, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such document.

         "Security" has the meaning assigned to the term "security" in the
Uniform Commercial Code.

         "Security Entitlement" has the meaning assigned to the term "security entitlement" in the Uniform Commercial Code.

         "Securities Intermediary" has the meaning assigned to the term
"securities intermediary" in the Uniform Commercial Code.

         "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by Obligor. Notwithstanding the foregoing, Trademark
Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the
Trademark Collateral.

         "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments
(including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any
Collateral (as hereinafter defined) is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC"
shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                                   ARTICLE II
                                 THE COLLATERAL

         Section 2.01. Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise) and performance of the Secured
Obligations, Obligor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, and subject to the rules and regulations of the
Bureau of Land Management, as applicable with respect to certain Geothermal
Resource Leases to which Obligor is a party, a security interest in all of
Obligor's right, title and interest in and to (subject to any Permitted Liens)
the following property, whether now owned or in the future acquired by Obligor and whether now existing or in the future coming into existence (all of the property, assets and revenues described in this Section 2.01 being collectively, the "Collateral"):

                  (a) (i) all of the Capital Stock in any Subsidiary identified in Annex 5 now or hereafter owned by Obligor, in each case together with all certificates (if any) evidencing the same (collectively, the
         "Pledged Ownership Interests");

                           (ii) all shares, partnership interests, membership
                  interests, Securities, moneys or property representing a
                  dividend on any of the Pledged Ownership Interests, or
                  representing a distribution or return of capital upon or in respect of the Pledged Ownership Interests, or resulting from a split-up, revision,

                  reclassification or other like change of the Pledged Ownership
                  Interests or otherwise received in exchange therefore, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Ownership
                  Interests;

                           (iii) without affecting the obligations of Obligor
                  under any provision prohibiting that action under any
                  Transaction Document, in the event of any consolidation or merger in which any Subsidiary Guarantor is not the surviving
                  Person, all ownership interests of any class or character in the successor Person (unless that successor Person is Obligor itself) formed by or resulting from that consolidation or
                  merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Ownership Collateral");

                  (b) all Accounts;

                  (c) all Deposit Accounts;

                  (d) all Documents;

                  (e) all Chattel Paper, including Electronic Chattel Paper;

                  (f) all Instruments (including each Instrument evidenced by an intercompany note listed in Annex 6);

                  (g) all Equipment;

                  (h) all Fixtures;

                  (i) all Inventory;

                  (j) all Goods not covered by the preceding clauses of this
         Section 2.01;

                  (k) all Letter-of-Credit Rights;

                  (l) all Intellectual Property;

                  (m) all Investment Property;

                  (n) all Commercial Tort Claims arising out of, relating to or in connection with all or any part of the Inventory, Equipment or
         Documents of Obligor;

                  (o) all Payment Intangibles and Software not covered by the preceding clauses of this Section 2.01;

                  (p) to the extent assignable, all General Intangibles not
         covered by the preceding clauses of this Section 2.01;

                  (q) all other tangible and intangible property of Obligor, including the assets comprising the Projects, including all rights of access to and inspection and use of all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of Obligor or any computer bureau or service company from time to time acting for
         Obligor;

                  (r) all Collateral Accounts including any sub-accounts within such Collateral Accounts;

                  (s) all Project Documents to which Obligor is a party
         (including the agreements and documents specified on the attached Annex
         2) and, to the extent assignable, all other contracts, agreements, leases and other similar instruments related to any Project and all amounts payable to Obligor under any Project Documents;

                  (t) all Governmental Approvals required or obtained in
         connection with the development and/or operation of any Project and/or in connection with any transaction contemplated by the Indenture
         (including the Governmental Approvals listed in Annex 3);

                  (u) the insurance policies maintained or required to be
         maintained by Obligor or any other Person (to the extent of Obligor's right, title and interest therein) under the Transaction Documents, including any such policies insuring against loss of revenues by reason of interruption of the operation of the applicable Project and all loss proceeds and other amounts payable to Obligor thereunder; and

                  (v) all Proceeds and products in whatever form of all or any part of the other Collateral, including all rents, profits, income and benefits, substitutions and replacements of and to any of the
         Collateral and all proceeds of insurance and all condemnation awards and all other compensation for any event of loss with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessions to, substitutions for and replacements of all or any part of the other
         Collateral.

IT BEING UNDERSTOOD, HOWEVER, that (A) in the case of any of the foregoing that consists of general or limited partnership interests in a general or limited partnership, the security interest hereunder shall be deemed to be created only to the maximum extent permitted under the applicable organizational instrument pursuant to which such partnership is formed and (B) in no event shall the security interest granted under this Section 2.01 attach to any lease, license, contract, property rights, agreement or Government Approval to which any Obligor is a party or any other part of the Collateral (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, voiding, invalidation or unenforceability of any right, title or interest of any Obligor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights, agreement or Government Approval (other than, to the extent that any such term would be rendered ineffective pursuant to
Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code).

Notwithstanding the foregoing, Collateral shall not include all Capital Stock of any Subsidiary of Obligor other than the Pledged Ownership Interests. To the extent that Obligor is permitted under Section 3.8 of the Depositary Agreement to receive Restricted Payments, upon receipt by Obligor of such disbursements made pursuant to Section 3.8 of the Depositary Agreement, such cash or other property distributed to Obligor shall automatically be released, without any further action by the Collateral Agent, from any security interest that may have been created in such cash or other property pursuant to the foregoing grant clause.

         Section 2.02. Obligations Unconditional. The obligations of Obligor in this Agreement shall be continuing, irrevocable, primary, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of any Financing Document or any other agreement or instrument referred to therein, or any substitution, release or exchange of any guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of Obligor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Obligor hereunder, which shall remain absolute and unconditional as described above without regard to and not be released, discharged or in any way affected (whether in full or in part) by:

                  (a) at any time or from time to time, without notice to
         Obligor, the time for any performance of or compliance with any of the
         Secured Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any Financing Document shall be amended or modified or there shall be a departure from, or waiver of, any of the terms of any
         Financing Document;

                  (c) the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any
         Financing Document or any other agreement or instrument referred to therein shall be waived or any guarantee of any of the Secured
         Obligations or any security therefore shall be released or exchanged in whole or in part or otherwise dealt with;

                  (d) any lien granted to, or in favor of, the Collateral Agent as security for any of the Secured Obligations shall fail to be perfected; or

                  (e) any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Obligor or the Note Issuer or by any defense which
         Obligor or the Note Issuer may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. Obligor acknowledges and agrees that the Secured
         Obligations include interest on the Secured Obligations at the applicable rate therefore under the Financing Documents which accrues after the commencement of any such proceeding (or, if interest on any portion of the Secured Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such Secured

         Obligations includes the interest which would have accrued on such portion of the Secured Obligations if said proceedings had not been commenced), since it is the intention of the parties that the amount of the Secured Obligations secured pursuant to this Agreement should be determined without regard to any rule of law or order which may relieve
         Obligor or the Note Issuer of any portion of the Secured Obligations.
         Obligor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Collateral Agent, or allow the claim of the Collateral Agent in respect of, interest which would have accrued after the date on which such proceeding is commenced. Notwithstanding the above, so long as any
         Secured Obligation shall remain outstanding, Obligor shall not, without the prior written consent of the Collateral Agent, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Note Issuer.

         Section 2.03. Waiver.

                  (a) Obligor hereby expressly waives promptness, diligence, presentment, demand for payment or performance and protest; filing of claims with any court; any proceeding to enforce any provision of the
         Financing Documents; notice of acceptance of and reliance on this
         Agreement by the Secured Parties, notice of the creation of any Secured
         Obligations of the Note Issuer, and (except with respect to any notice required by the Transaction Documents) any other notice whatsoever; any requirement that the Collateral Agent exhausts any right, power or remedy or proceed or take any other action against Obligor or the Note
         Issuer under any Financing Document to which it is a party or any lien or encumbrance on, or any claim of payment against, any property of
         Obligor or the Note Issuer or any other agreement or instrument referred to therein, or any other Person under any guarantee of, or lien securing, or claim for payment of, any of the Secured Obligations;
         any right to require a proceeding by the Collateral Agent first against the Note Issuer whether to marshal any assets or to exhaust any right or take any action against the Note Issuer or any other Person or any collateral or otherwise, any diligence in collection or protection for realization upon any Secured Obligation; any obligation hereunder or any collateral security for any of the foregoing; any right of protest, presentment, notice or demand whatsoever, and any claims of waiver, release, surrender, alteration or compromise and all defenses, set-off's counterclaims, recoupments, reductions, limitations, impairments or terminations, whether arising hereunder or otherwise.
         Obligor further waives (i) any requirement that any other Person be joined as a party to any proceeding for the enforcement by the
         Collateral Agent of any Secured Obligation and (ii) the filing of claims by the Collateral Agent in the event of the receivership or bankruptcy of the Note Issuer. The Collateral Agent shall have the right to bring suit directly against Obligor with respect to the obligations owed to the Collateral Agent hereunder either prior to or concurrently with any lawsuit against, or without bringing any suit against Obligor, the Note Issuer or any other Person.

                  (b) The enforceability and effectiveness of this Agreement and the liability of Obligor, and the rights, remedies, powers and privileges of the Collateral Agent, under this Agreement shall not be affected, limited, reduced, discharged or

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         terminated, and Obligor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

                           (i) the illegality, invalidity or unenforceability of
                  all or any part of the Secured Obligations, any Financing
                  Document or any agreement, security document, guarantee or other instrument relating to all or any part of the Secured
                  Obligations;

                           (ii) any disability or other defense with respect to
                  all of any part of the Secured Obligations of Obligor,
                  including the effect of any statute of limitations that may bar the enforcement of all or any part of the Secured
                  Obligations;

                           (iii) the illegality, invalidity or unenforceability
                  of any security or guarantee for all or any part of the
                  Secured Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien or
                  encumbrance on any collateral for all or any part of the
                  Secured Obligations;

                           (iv) the cessation, for any cause whatsoever, of the
                  liability of any Person that is a guarantor of all or any part of the Secured Obligations (other than, subject to Section
                  2.05, by reason of the full payment and performance of all
                  Secured Obligations);

                           (v) except as required by Section 5.01 hereof, any
                  failure of the Collateral Agent to give notice of sale or
                  other disposition of any collateral (including any notice of any judicial or non-judicial foreclosure or sale of any
                  interest in real property serving as collateral for all or any part of the Secured Obligations) for all or any part of the
                  Secured Obligations to the Note Issuer, Obligor or any other
                  Person or any defect in, or any failure by the Note Issuer,
                  Obligor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any
                  collateral;

                           (vi) any failure of the Collateral Agent to comply
                  with applicable laws in connection with the sale or other
                  disposition of any collateral for all or any part of the
                  Secured Obligations;

                           (vii) any judicial or non-judicial foreclosure or
                  sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as
                  security for all or any part of the Secured Obligations, even though such foreclosure, sale or election of remedies may
                  impair the subrogation rights of either the Note Issuer or
                  Obligor or may preclude the Note Issuer or Obligor from
                  obtaining reimbursement, contribution, indemnification or
                  other recovery from the other Subsidiary Guarantors, the Note
                  Issuer or any other Person and even though the Note Issuer or
                  Obligor may not, as a result of such foreclosure, sale or
                  election of remedies, be liable for any deficiency;

                           (viii) any act or omission of the Collateral Agent or
                  any other Person (other than payment of the Secured
                  Obligations) that directly or indirectly

                                       11

                  results in or aids the discharge or release of Obligor or any part of the Secured Obligations or any security or guarantee
                  (including any letter of credit) for all or any part of the
                  Secured Obligations by operation of law or otherwise;

                           (ix) any law which provides that the obligation of a
                  surety or Obligor must neither be larger in amount nor in
                  other respects more burdensome than that of the principal or which reduces a surety's or Obligor's obligation in proportion to the principal obligation;

                           (x) any counterclaim, set-off or other claim which
                  Obligor has or alleges to have with respect to all or any part of the Secured Obligations;

                           (xi) any failure of the Collateral Agent to file or
                  enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                           (xii) the election by the Collateral Agent, in any
                  bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States
                  Bankruptcy Code;

                           (xiii) any extension of credit or the grant of any
                  lien or encumbrance under Section 364 of the United States
                  Bankruptcy Code;

                           (xiv) any use of cash collateral under Section 363 of
                  the United States Bankruptcy Code;

                           (xv) any agreement or stipulation with respect to the
                  provision of adequate protection in any bankruptcy proceeding of any Person;

                           (xvi) the avoidance of any lien or encumbrance in
                  favor of the Collateral Agent for any reason;

                           (xvii) any bankruptcy, insolvency, reorganization,
                  arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Secured Obligations (or any interest on all or any part of the Secured Obligations) in or as a result of any such proceeding; or

                           (xviii) any action taken by the Collateral Agent that
                  is authorized by this Section 2.03(b) or otherwise in this
                  Agreement or by any other provision of any Financing Document or any omission to take any such action.

         Section 2.04. Reinstatement. The obligations of Obligor under this
Article II and the security interest in, and the lien on, the Collateral shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Obligor in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations or if and to the extent that for any reason any payment by or on behalf of the Note
Issuer in respect of its obligations under the Indenture and the Senior Secured
Notes is rescinded or must be otherwise restored by any Noteholder, whether as a result of any proceedings in

                                       12

bankruptcy or reorganization or otherwise. Obligor agrees that it will indemnify the Collateral Agent on demand for all reasonable and reasonably documented costs and expenses (including reasonable and reasonably documented fees of counsel) incurred by the Collateral Agent in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         Section 2.05. Subrogation. Obligor shall be subrogated to all rights of the Collateral Agent and the Secured Parties in respect of any amounts paid by
Obligor pursuant to the terms of this Agreement; provided, however, that Obligor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under any bankruptcy, insolvency or other similar law) or otherwise by reason of any payment by it pursuant to the provisions of this Article II. If any amount shall be paid to Obligor on account of such subrogation rights at any time prior to the payment, discharge or performance in full of the Secured
Obligations, such amount shall be held in trust for the benefit of the
Collateral Agent (if applicable) and shall forthwith be paid to the Collateral
Agent to be credited and applied upon and against the Secured Obligations, to the extent then matured, in accordance with the terms of the relevant Financing
Documents or, to the extent not then matured or existing, be held by the
Collateral Agent as collateral security for such Secured Obligations.

         Section 2.06. Remedies. Obligor agrees that, as between Obligor and the
Collateral Agent, any obligations of the Note Issuer to the Secured Parties under any of the Financing Documents to which it is a party may be declared to be forthwith due and payable notwithstanding any stay, injunction or other prohibition (except any applicable prohibitions set forth in the Transaction
Documents) preventing such declaration (or such obligations from becoming automatically due and payable) as against the Note Issuer and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations shall forthwith be deemed to have become due and payable for purposes of this Agreement. For the avoidance of doubt, it is understood and agreed that any amount paid pursuant to the immediately preceding sentence is intended to be applied to the payment or prepayment (as the case may be) of the related obligations of the Note Issuer.
Each of the obligations of Obligor under this Agreement is separate and independent of each other obligation of Obligor hereunder and separate and independent of the Secured Obligations, and Obligor agrees that a separate action or actions may be brought and prosecuted by the Collateral Agent against
Obligor to enforce this Agreement, irrespective of whether any action is brought by the Collateral Agent against the Note Issuer under any relevant Financing
Document or whether the Note Issuer is joined in any such action or actions.

         Section 2.07. Continuing Obligation. The obligation provided in this
Article II is a continuing obligation and shall apply to all Secured Obligations whenever arising.

         Section 2.08. [Intentionally Omitted].

         Section 2.09. Intellectual Property. For the purpose of enabling the
Collateral Agent to exercise its rights, remedies, powers and privileges under
Section 5.01 at that time or times as the Collateral Agent is lawfully entitled to exercise those rights, remedies, powers and

                                       13

privileges, and for no other purpose, Obligor hereby grants to the Collateral
Agent, to the extent assignable or licensable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to
Obligor) to use, assign, license or sublicense any of the Intellectual Property of Obligor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of those items.

         Section 2.10. Perfection. Obligor authorizes the Collateral Agent to file such financing statements and continuation statements in such offices as are or shall be necessary or as the Collateral Agent may determine to be appropriate to create, perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement. Concurrently with the execution and delivery of this Agreement, Obligor shall (i) deliver to the
Collateral Agent any and all certificates for all Certificated Securities, including those identified in Annex 5, duly endorsed in blank; (ii) with respect to any part of the Ownership Collateral that constitutes an uncertificated security Obligor shall cause any issuer thereof to register the Collateral Agent as the registered owner of such security; (iii) deliver to the Collateral Agent any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request; (iv) cooperate with the Collateral Agent in obtaining, and take such other actions as are necessary or that the Collateral Agent may reasonably request in order for them to obtain Control with respect to all
Deposit Accounts, Investment Property, Electronic Chattel Paper and
Letter-of-Credit Rights included in the Collateral, including (to the extent reasonably requested by the Collateral Agent) (A) in the case of any Deposit
Account for which the Collateral Agent is not the Bank at which that Deposit
Account is maintained, using commercially reasonable efforts to cause the Bank to enter into an agreement in such form as the Collateral Agent may in its reasonable discretion accept and (B) in the case of any Security Entitlement, using commercially reasonable efforts to cause the relevant Securities
Intermediary to enter into an agreement in such form as the Collateral Agent may in its reasonable discretion accept; (v) cause the Collateral Agent (to the extent requested by the Collateral Agent) to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles in the name of
Obligor and deliver to the Collateral Agent originals of all such certificates of title or ownership for the Motor Vehicles together with the odometer statements for each respective Motor Vehicle; (vi) cause the Collateral Agent to be listed as the lienholder on any certificate of title or ownership for any other Equipment covered by a certificate of title or ownership; and (vii) take all such other actions, and authenticate or sign and file or record such other records or instruments, as are necessary or as the Collateral Agent may reasonably request to perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Collateral
Agent to exercise its remedies, rights, powers and privileges under this
Agreement, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Collateral Agent as such (and the Collateral Agent agrees that if any Collateral is transferred into its name, the Collateral Agent will thereafter promptly give to Obligor copies of any notices and communications received by it with respect to the Collateral pledged by Obligor hereunder).

         Section 2.11. Preservation and Protection of Security Interests.
Obligor shall:

                                       14

                  (a) upon the acquisition after the date of this Agreement by
         Obligor of any Certificated Securities, Instruments, Deposit Accounts,
         other Investment Property, Electronic Chattel Paper, Letter-of Credit
         Rights, Motor Vehicles or other Equipment covered by a certificate of title or ownership promptly (x) take such action with respect to that
         Collateral as is specified for that type of Collateral in Section 2.10 and (y) take all such other actions, and authenticate or sign and file or record such other records or instruments, as are necessary or as the
         Collateral Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in any and all the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the
         Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement;

                  (b) upon Obligor's acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent
         (or patentable invention), Trademark (or associated goodwill) or other
         Intellectual Property or upon or prior to Obligor's filing, either directly or through the Collateral Agent, any licensee or any other designee, of any application with any governmental authority for any
         Copyright, Patent, Trademark or other Intellectual Property, in each case after the date of this Agreement, execute and deliver such contracts, agreements and other instruments as the Collateral Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in that and any related Intellectual
         Property; and

                  (c) whether with respect to Collateral as of the date of this
         Agreement or Collateral in which Obligor acquires rights in the future, authorize, give, authenticate, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other records or instruments, obtain any and all Governmental Approvals, and take all such other actions, as are necessary or as the Collateral
         Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in any and all the
         Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Collateral Agent to exercise and enforce its remedies, rights, powers and privileges under this Agreement, including causing any or all of the Ownership Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral
         Agent agrees that if any Security is transferred into its name or the name of its nominee, the Collateral Agent shall thereafter promptly give to Obligor copies of any notices and communications received by it with respect to that Security); and

                  (d) furnish to the Collateral Agent from time to time
         statements and schedules further identifying and describing the
         Collateral pledged by hereunder and such other reports in connection with the Collateral pledged by Obligor hereunder as the Collateral
         Agent may reasonably request, all in reasonable detail.

         Section 2.12. Attorney-in-Fact.

                  (a) Subject to Obligor's rights under Sections 2.13 through
         2.16, Obligor hereby irrevocably constitutes and appoints the
         Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact

                                       15

         with full irrevocable power and authority in the place and stead of
         Obligor and in the name of Obligor or in its own name, for the purpose of carrying out the provisions of this Agreement upon the occurrence and during the continuation of an Event of Default, to (x) take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement,
         (y) preserve the validity, perfection and priority of the liens granted by this Agreement, and (z) exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Obligor hereby gives the Collateral Agent the power and right, on behalf of Obligor, without notice to or assent by Obligor, upon the occurrence and during the continuation of any
         Event of Default (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral, (ii) to, in the name of Obligor or its own name, or otherwise, take possession of, receive and indorse and collect any check, Account, Chattel Paper, draft, note, acceptance or other Instrument for the payment of moneys due under any Account or General Intangible, (iii) to file any claims or take any action or proceeding that the Collateral Agent may deem necessary or advisable for the collection of all or any part of the
         Collateral, (iv) to execute, in connection with any sale or disposition of the Collateral under Article V, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral, (v) in the case of any Intellectual
         Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Intellectual
         Property and the goodwill and General Intangibles of Obligor relating thereto or represented thereby, (vi) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral (other than
         Permitted Liens), effect any repair or pay or discharge any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof), (vii) execute, in connection with any sale provided for in Article V, any endorsement, assignment or other instrument of conveyance or transfer with respect to the collateral; and (viii) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the
         Collateral Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against Obligor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the
         Collateral Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such
         Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or

                                       16

         record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any
         Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral
         Agent's option and Obligor's expense, at any time, or from time to time, all acts and things that the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the
         Collateral Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as Obligor might do.

                  (b) Without limiting the rights and powers of the Collateral
         Agent under Section 2.12(a), Obligor hereby appoints the Collateral
         Agent as its attorney-in-fact, effective the date of this Agreement and terminating upon the Discharge Date, for the purpose of, upon the occurrence and during the continuation of an Event of Default, (i)
         executing on behalf of Obligor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or in the future acquired by Obligor to be retitled and the
         Collateral Agent to be listed as lien holder as to those Motor
         Vehicles, (ii) filing such applications with such state agencies, and
         (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, Obligor as the Collateral
         Agent may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of creating in favor of the
         Collateral Agent a perfected lien on the Motor Vehicles and exercising the rights, remedies, powers and privileges of the Collateral Agent under Section 5.01). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

                  (c) Without limiting the rights and powers of the Collateral
         Agent under Section 2.12(a), Obligor hereby appoints the Collateral
         Agent as its attorney-in-fact, effective the date of this Agreement and terminating upon the Discharge Date, at the Collateral Agent's option, but without any obligation so to do, for the purpose of performing, executing, and filing all such contracts, agreements and other documents as are contemplated by Section 2.11(b). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

                  (d) The expenses of the Collateral Agent incurred in
         connection with actions undertaken as provided in this Section 2.12, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Notes under the Indenture, from the date of payment by the Collateral Agent to the date reimbursed by Obligor, shall be payable by Obligor to the
         Collateral Agent on demand and shall constitute Secured Obligations and be secured by the Liens of the Collateral Documents.

                  (e) Obligor hereby ratifies all that said attorneys shall
         lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         Section 2.13. Special Provisions Relating to Securities.

                                       17

                  (a) So long as no Event of Default has occurred and is
         continuing, Obligor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to all Ownership
         Collateral for all purposes not inconsistent with the terms of any
         Transaction Document, provided that Obligor shall not vote the
         Ownership Collateral in any manner that is inconsistent with the terms of any Transaction Document; and the Collateral Agent shall, at
         Obligor's expense, execute and deliver to Obligor or cause to be executed and delivered to Obligor all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as
         Obligor may reasonably request for the purpose of enabling Obligor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 2.13(a).

                  (b) So long as no Event of Default has occurred and is
         continuing, Obligor shall be entitled to receive and retain any dividends on all Ownership Collateral paid in cash.

                  (c) If any Event of Default has occurred and is continuing, and whether or not the Collateral Agent exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Agreement or any other Transaction Document, all dividends and other distributions on all Ownership Collateral shall be paid directly to an account designated by the Collateral Agent and retained by it in such account as part of the Collateral, subject to the terms of the Transaction Documents, and, if the Collateral Agent so
         requests, Obligor shall execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and instruments to that end, provided that if the applicable Event of
         Default is cured, any such dividend or distribution paid to the
         Collateral Agent prior to that cure shall, upon request of Obligor
         (except to the extent applied to the Secured Obligations), be returned by the Collateral Agent to Obligor.

         Section 2.14. Instruments. So long as no Event of Default has occurred and is continuing, Obligor may retain for collection in the ordinary course of business any Instruments obtained by it, and the Collateral Agent will, promptly upon the request, and at the expense of, Obligor, make appropriate arrangements for making any Instruments pledged by Obligor available to Obligor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Collateral Agent, against a trust receipt or like document.

         Section 2.15. Use of Collateral. So long as no Event of Default has occurred and is continuing, Obligor shall be entitled to use and possess the
Collateral, subject to the rights, remedies, powers and privileges of the
Collateral Agent under Articles II and V.

         Section 2.16. Rights and Obligations.

                  (a) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize Obligor to pledge, sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any

                                       18

         Transaction Document. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

                  (b) Obligor shall remain liable to perform its duties and
         obligations under the contracts and agreements included in the
         Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Collateral Agent of any right, remedy, power or privilege in respect of this Agreement shall not release Obligor from any of its duties and obligations under those contracts and agreements. The
         Collateral Agent shall not have any duty, obligation or liability under those contracts and agreements or in respect to any Governmental
         Approval included in the Collateral by reason of this Agreement or any other Transaction Document, nor shall the Collateral Agent be obligated to perform any of the duties or obligations of Obligor under any such contract or agreement or any such Governmental Approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or Governmental Approval.

                  (c) No lien granted by this Agreement in Obligor's right,
         title and interest in any contract, agreement or Governmental Approval shall be deemed to be a consent by the Collateral Agent to any such contract, agreement or Governmental Approval.

         Section 2.17. Release of Collateral. Upon the Discharge Date, or the
date of any sale or conveyance of a motor vehicle or any other portion of the
Collateral for which Obligor is entitled, pursuant to the terms and conditions of the Indenture, to sell or otherwise convey free and clear of the Liens of the
Transaction Documents, and upon the request of, and at the expense of, Obligor, the Collateral Agent will execute and deliver to Obligor such instruments as
Obligor reasonably requests to remove the notation of the Collateral Agent as lienholder on any certificate of title for any Motor Vehicle or any other certificate of title or other financing statement with respect to such applicable portion of the Collateral; provided that in connection with such sale or conveyance, any such instruments shall be delivered, and the release shall be effective, only upon receipt by the Collateral Agent of a certificate from
Obligor stating that the Motor Vehicle or other such portion of the Collateral the lien on which is to be released is to be sold or conveyed in accordance with the terms and conditions of the Indenture.

         Section 2.18. Commercial Tort Claims. Obligor agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i)
Obligor shall, immediately upon such acquisition, deliver to the Collateral
Agent, in each case in form and substance satisfactory to the Collateral Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Annex 4 containing a specific description of such Commercial Tort
Claim, certified by Obligor as true, correct and complete, (ii) the provisions of Section 2.01 shall apply to such Commercial Tort Claim (and Obligor authorizes the Collateral Agent to supplement such annex with a description of such Commercial Tort Claim if Obligor fails to deliver the supplement described in clause (i)), and (iii) Obligor shall execute and deliver to the Collateral
Agent, in each case in form and substance satisfactory to the Collateral Agent, any certificate, agreement and other document, and take all other action, deemed by the Collateral Agent to be reasonably necessary or appropriate for the
Collateral Agent to obtain, on behalf of

                                       19

the Secured Parties, a first-priority, perfected security interest in all such
Commercial Tort Claims. Any supplement to Annex 4 delivered pursuant to this
Section 2.18 shall become part of such Annex 4 for all purposes hereunder.

         Section 2.19. Termination. Upon the occurrence of the Discharge Date, all liens granted hereunder shall be deemed terminated, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining
Collateral and money received in respect of the Collateral, to or on the order of Obligor. The Collateral Agent shall also execute and deliver to Obligor, at
Obligor's expense, upon the occurrence of the Discharge Date such Uniform
Commercial Code termination statements and other documentation as shall be reasonably requested by Obligor to effect the termination and release of the liens created under this Agreement. The security interest created hereby and the other liens created by the Transaction Documents shall also be released with respect to any portion of the Collateral that is sold, transferred or otherwise disposed of in compliance with the terms and conditions of the Transaction
Documents.

                                  ARTICLE III
                                 REPRESENTATIONS

         As of the date hereof Obligor represents and warrants to the Collateral
Agent as follows:

         Section 3.01. Organization; Validity.

                  (a) Annex 1 correctly sets forth Obligor's full and correct legal name, type of organization, jurisdiction of organization, organizational identification number (if applicable), chief executive office and mailing address as of the date of this Agreement.

                  (b) Obligor has not (i) changed its location (as defined in
         Section 9-307 of the Uniform Commercial Code), (ii) previously changed its name except as set forth on Annex 1 and (iii) previously become a
         "new debtor" (as defined in the Uniform Commercial Code) with respect to a currently effective security agreement entered into by another
         Person except as set forth on Annex 1.

         Section 3.02. Title. Obligor is the sole beneficial owner of the
Collateral in which it purports to grant a lien pursuant to this Agreement, and the Collateral is free and clear of all liens (subject to any Permitted Liens)
and the lien granted by this Agreement has attached and constitutes a perfected security interest in all of the Collateral prior to all other liens and encumbrances.

         Section 3.03. Pledged Ownership Interests.

                  (a) The Pledged Ownership Interests identified in Annex 5 are duly authorized, validly existing, fully paid and non-assessable, and none of the Pledged Ownership Interests is subject to any contractual restriction, or any restriction under the organizational documents of any Subsidiary Guarantor, upon the transfer of such Pledged

                                       20

         Ownership Interests (except for any such restriction contained in any
         Transaction Document). Such Pledged Ownership Interests exist in a certificated form.

                  (b) The Pledged Ownership Interests identified in Annex 5
         constitute all of the issued and outstanding membership interests or other interests of any class or character in any Subsidiary Guarantor owned by Obligor (whether or not registered in the name of Obligor), and Annex 5 correctly identifies the issuer of such Pledged Ownership
         Interests and the respective number (and registered owners) of the interests identified in Annex 5.

                  (c) No Person other than Obligor is the registered owner of the Pledged Ownership Interests.

         Section 3.04. Intercompany Notes. The intercompany notes identified in
Annex 6 constitute all of the outstanding intercompany notes payable to Obligor.

         Section 3.05. Confirmation. Obligor hereby makes the representations and warranties specified to be applicable to Obligor in Section 2 of the Note
Purchase Agreement, and each such representation and warranty is hereby incorporated by reference in this Agreement, mutatis mutandis, as a direct representation and warranty of Obligor with respect to itself.

                                   ARTICLE IV
                                    COVENANTS

         Until the Discharge Date, Obligor agrees that, from time to time upon the written request of the Collateral Agent, Obligor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.
Obligor agrees to observe and perform during the period commencing on the date hereof and ending on the Discharge Date each of the covenants specified to be applicable to Obligor in Article IV of the Indenture, and each such covenant and agreement is hereby incorporated by reference in this Agreement, mutatis mutandis, as a direct obligation, covenant and agreement of Obligor with respect to itself.

                                   ARTICLE V
                                    REMEDIES

         Section 5.01. Events of Default, Etc. Without limiting the rights, powers and privileges of the Collateral Agent under Article II, if any Event of
Default shall have occurred and be continuing:

                  (a) The Collateral Agent in its discretion may require Obligor to, and Obligor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and
         Obligor, designated in the Collateral Agent's request;

                  (b) The Collateral Agent in its discretion may make any
         reasonable compromise or settlement it deems desirable with respect to any of the Collateral and

                                       21

         may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

                  (c) The Collateral Agent in its discretion may, in its name or in the name of Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

                  (d) The Collateral Agent in its discretion may, upon ten (10)
         Business Days' prior written notice to Obligor of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the
         Collateral Agent or any of its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the
         Collateral Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale
         (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Obligor, any such demand, notice and right or equity being hereby expressly waived and released.
         The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;

                  (e) The Collateral Agent shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform
         Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner of the Collateral (and Obligor agrees to take all such action as may be appropriate to give effect to such right);

                  (f) The Collateral Agent in its discretion may, to the full extent provided by law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve, replace and repair the Collateral or any part thereof, and manage and operate the same, and receive and collect all rents, income, receipts, royalties, revenues, issues and profits therefrom. Obligor irrevocably consents and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, Obligor shall immediately deliver possession of such
         Collateral to the receiver. Obligor also irrevocably consents to the entry of an order

                                       22

         authorizing such receiver to invest upon interest any funds held or received by the receiver in connection with such receivership. The
         Collateral Agent shall be entitled to such appointment as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy of the security of the
         Collateral; and

                  (g) The Collateral Agent in its discretion may enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent the Collateral Agent from pursuing any other or further remedy which it may have hereunder or by law, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Obligor until full and final payment of any deficiency has been made. Obligor shall reimburse the Collateral Agent upon demand for, or the Collateral Agent may apply any proceeds of Collateral to, the costs and expenses
         (including reasonable attorneys' fees, transfer taxes and any other charges) incurred by the Collateral Agent in connection with any sale, disposition, repair, replacement, alteration, addition, improvement or retention of any Collateral hereunder.

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 shall be applied in accordance with
Section 5.04.

         Section 5.02. Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 5.01 are insufficient to cover the costs and expenses of such exercise and the payment in full of the Secured Obligations, Obligor shall remain liable for any deficiency.

                      Private Sale.

                  (a) The Collateral Agent shall not incur any liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5.01 conducted in a commercially reasonable manner. Obligor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  (b) Obligor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale.
         Obligor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the
         Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer of such Collateral to register it for public sale.

                                       23

         Section 5.03. Application of Proceeds. The Proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 5.01 and any other cash at the time held by the
Collateral Agent under this Article V, shall be applied by the Collateral Agent in accordance with the terms and provisions of the Collateral Agency Agreement.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         Section 6.01. Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (which may be by telecopier with confirmation of receipt) delivered to the intended recipient at the address set forth in Section 10.02 of the Indenture or Annex 1, as applicable; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this
Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         Section 6.02. Amendments. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by Obligor and the Collateral Agent and
(except for this Section 6.02) any provision of this Agreement may be waived in writing only by the Collateral Agent.

         Section 6.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns of the parties to this Agreement; provided, however, that (a) Obligor may not assign or transfer any of its respective rights or interest in or under this Agreement or delegate any of its obligations under this Agreement without the prior written consent of the Collateral Agent and (b) the Collateral Agent shall transfer or assign its rights under this
Agreement in connection with a resignation or removal of such Person from its respective capacity in accordance with the terms of this Agreement.

         Section 6.04. Survival. All agreements, statements, representations and warranties made by Obligor herein or in any certificate or other instrument delivered by Obligor or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and shall survive the execution and delivery of this Agreement and the other Transaction Documents until the earlier to occur of(i) termination thereof; and (ii) the Discharge Date, in each case, regardless of any investigation made by or on behalf of the Collateral
Agent.

         Section 6.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between Obligor and the Collateral Agent shall operate as a waiver thereof~ nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

                                       24

         Section 6.06. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         Section 6.07. Captions. The headings of the several articles and sections and sub sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 6.08. Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 6.09. Governing Law; Submission to Jurisdiction and Venue;
Waiver of Jury Trial.

                  (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
         CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK
         APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  (b) Submission to Jurisdiction. Section 10.09 of the Indenture
         is hereby incorporated by reference as if fully set forth in this
         Agreement, and Obligor confirms its consent and submission to jurisdiction and venue.

                  (c) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT
         PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY
         IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR
         RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY
         (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY
         HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY
         OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER
         PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE
         FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES
         HERETO HAVE BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER
         THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  (d) NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST ANY OTHER
         PARTY HERETO OR ANY OF ITS SUCCESSORS IN INTEREST OR ITS AFFILIATES,
         DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF ANY OF
         THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN
         RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF
         LIABILITY ARISING OUT OF OR RELATING TO, OR ANY ACT, OMISSION OR EVENT

                                       25

         OCCURRING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION
         DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE
         OTHER TRANSACTION DOCUMENTS, AND EACH PARTY HERETO HEREBY WAIVES,
         RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES,
         WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST
         IN ITS FAVOR.

         Section 6.10. Entire Agreement. This Agreement, together with any other agreement executed in connection with this Agreement, is intended by the parties as a final expression of their agreement as to the matters covered by this
Agreement and is intended as a complete and exclusive statement of the terms and conditions of such agreement.

         Section 6.11. Independent Obligations. Obligor's obligations under this
Agreement are independent of those of any other Person. The Collateral Agent may bring a separate action against Obligor without first proceeding against any other Person or any other security held by the Collateral Agent and without pursuing any other remedy.

         Section 6.12. Expenses. Obligor agrees to pay or to reimburse the
Collateral Agent for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Collateral Agent in any effort to enforce any of the provisions of Article II or Article V, or any of the obligations of Obligor in respect of the Collateral or in connection with (a)
the preservation of the liens on, or the rights of the Collateral Agent to the
Collateral pursuant to this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

                             (SIGNATURES TO FOLLOW)

                                       26

                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their respective authorized officers as of the date first written above.

                                           OBLIGOR:

                                           ORMESA LLC,
                                           a Delaware limited liability company

                                           By: ORMAT FUNDING CORP.,
                                               a Delaware corporation
                                               Its:  Sole Member and Manager

                                               By:  /s/ Yehudit Bronicki
                                                   -----------------------------
                                                   Name: Yehudit Bronicki
                                                   Title: President

                                           COLLATERAL AGENT:
                                           ----------------

                                           UNION BANK OF CALIFORNIA, N.A.

                                           By:  /s/ Sonia Flores
                                               ---------------------------------
                                               Name: Sonia Flores
                                               Title: Vice President

                                     ANNEX 1

         Organization and Chief Executive Office of Obligor

Obligor's Legal Name, Type and Jurisdiction of Organization, and Organizational
Identification Number:

Ormesa LLC, a Delaware limited liability company, organizational ID#2986688.

Obligor's Chief Executive Office and Mailing Address:

Ormesa LLC
980 Greg Street
Sparks, NV  89431
Facsimile:  (775) 356-9039
Attention:  President

                                     ANNEX 2

                                PROJECT DOCUMENTS

OG I Power Purchase Agreement

OG II Power Purchase Agreement

Ormesa Operation and Maintenance Agreement

Consolidated OG I Plant Connection Agreements

OG I Transmission Service Agreement

OG II Plant Connection Agreement

OG II Transmission Service Agreement

Ormesa-BLM Geothermal Resources Lease CA 964

Ormesa-BLM Geothermal Resources Lease CA 966

Ormesa-BLM Geothermal Resources Lease CA 1903

Ormesa-BLM Geothermal Resources Lease CA 6217

Ormesa-BLM Geothermal Resources Lease CA 6218

Ormesa-BLM Geothermal Resources Lease CA 6219

Ormesa-BLM Geothermal Resources Lease CA 17568

Ormesa-BLM Site License CA 17129

Ormesa-BLM Site License CA 22405

Ormesa-BLM Site License CA 24678

Ormesa-BLM Site License CA 22079

Ormesa-BLM Site License CA 20172

IID Water Supply Agreement

                                     ANNEX 3

                              GOVERNMENT APPROVALS

Air Permits issued by the Imperial County Air Pollution Control District and the
U.S. Environmental Protection Agency:

OGI       PTO 1716G              Geothermal (Plant & 21 Wells)
          PTO 2570A              Petroleum Storage (Gas Tank)

OGIE      PTO 1942H              Geothermal Power Plant
          PTO 2371A              Geothermal Wells / 7

OGII      PTO 1883E              Geothermal Power Plant & Wells
          PTO 2424A              Misc. (Sand Blasting)
          PTO 2755A              Combustion (Electric Gen. and Fire Pump)

OGIH      PTO 2047D              Geothermal Power Plant
          PTO 2370C              Geothermal Wells / 8

GEM       PTO 2002G              Geothermal Power Plant
          PTO 2132D              Geothermal Wells (39 Wells)
          Permit No. V-2002      PEM

California Regional Water Board Waste Discharge Orders (WDO):

OGI       00-103*                7A132035403

OGIE      00-102*                7A132035404

OGII      00-090*                7A132035301

OGIH      00-085*                7A132035401

GEM       00-101*                7A132040013

*As amended by R7-2002-0140 and R7-2003-0137

Federal Communications Commission:

OGII      Radio Station License Number 9904D125452         Call Sign:  WPNY538

U.S. Environmental Protection Agency (USEPA) Region 9:

OGI       RCRA EPA ID Number     CA 0000138271

OGII      RCA EPA ID Number      CAD983613449

GEM       RCRA EPA ID Number     CAR000045096

California Board of Equalization (BOE) Hazardous Waste Generator Account:

OGI       HA EF 36-057873

OGII      HA EF 38-057602

GEM       HA EF 36-051259

Imperial County Department of Planning Commission Conditional Use Permits (CUP):

OGIE & OGIE     Aug. 14, 1988 (No Number)      Conditional Use Permit (CUP)
                                               approved and issued for five
                                               Groundwater Wells to be utilized
                                               for cooling tower makeup.

OGII            April 8, 1985 No. 711-85       Conditional Use Permit (CUP)
                                               Approved and issued for three
                                               Groundwater Wells to be utilized
                                               for cooling tower makeup.

                                     ANNEX 4

                             COMMERCIAL TORT CLAIMS

                                      None.

                                     ANNEX 5

                           PLEDGE OWNERSHIP INTERESTS

                                      None.

                                     ANNEX 6

                               INTERCOMPANY NOTES

                                      None.